UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 14, 2010

CardioNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33993	33-0604557
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

227 Washington Street #300 Conshohocken, PA	19428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, on June 15, 2010, CardioNet, Inc. (the “Company”) announced that it had entered into an employment agreement (the “Employment Agreement”) with Joseph H. Capper which provides that he will serve as the President and Chief Executive Officer of the Company.  Under the Employment Agreement, the Company agreed that at the next regularly scheduled meeting of the Company’s Board of Directors, Mr. Capper would be appointed as member of the Company’s Board of Directors.

On July 14, 2010, the Company’s Board of Directors elected Mr. Capper as a director of the Company.  Mr. Capper will serve as a director with a term continuing through the Company’s 2011 Annual Meeting of Stockholders.  Mr. Capper fills a vacancy on the Board of Directors of the Company.  The Board of Directors now consists of eight directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CardioNet, Inc.

July 19, 2010	By:	/s/ Heather Getz

Name: Heather Getz, CPA
Title: Chief Financial Officer